EXHIBIT 14(a)(1)(iii)
                                                                     Page 1 of 1

                                                    BANC ONE MORTGAGE
                                                    CAPITAL MARKETS, LLC
                                                    Paul Smyth
                                                    1717 Main Street, 12th Floor
                                                    Dallas, Texas  75201
                                                    Telephone:  (214) 290-2505
                                                    Facsimile:  (214) 290-3142

April 1, 1999

State Street Bank and Trust Company
Corporate Trust Department
Two International Place, 5th Floor
Boston, MA  02110
Attn: First Union-Lehman Brothers Commercial Mortgage Trust, Commercial Mortgage
      Pass Through Certificates, Series 1997-C1

First Union National Bank of North Carolina
First Union Capital Markets Group
One First Union Center, TW9
301 South College Street
Charlotte, NC  28288
Attn: First Union-Lehman Brothers, Commercial Mortgage Pass Through
      Certificates, Series 1997-C1

Re: First Union Commercial Mortgage Securities Commercial Mortgage Pass Through Certificates, Series 1997-C1

Ladies and Gentlemen:

The Officer's Certificate is provided to you by BANC ONE MORTGAGE CAPITAL MARKETS, LLC ("BOMCM") pursuant to Section 3.13 of that certain Pooling and Servicing Agreement ("PSA") dated as May 1, 1997, relative to the above referenced securitization for which BOMCM acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officers, on behalf of BOMCM, hereby inform you (i) that, a review of the activities of BOMCM as Special Servicer and of its performance under the PSA has been made under the undersigneds' supervision for the period of time commencing October 31, 1998 through year end 1998, (ii) that, to the best of such undersigneds' knowledge, based on such review, it has fulfilled all of its obligations under the PSA, throughout such period, (iii) that, the undersigneds have received no notice regarding qualification, nor challenging the status of, the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental body.

Sincerely,

BANC ONE MORTGAGE
CAPITAL MARKETS, LLC, Special Servicer


By: /s/ Paul Smyth                                  By: /s/ Edgar L. Smith, II
    ---------------------------                         ------------------------
    Paul Smyth                                          Edgar L. Smith, II
    Managing Director Servicing                         Chief Operating Officer